Exhibit 99.1

          KSW Announces Intent to Restate Previously Reported Revenues
                     and Cost of Revenues for 2002 and 2003

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      Previously Reported Gross Profit, Operating Income, Net Income (Loss)
                   and Earnings (Loss) Per Share Are Unchanged


LONG ISLAND CITY, N.Y.-- February 2, 2004 - KSW, Inc. (OTC Bulletin Board: KSWW) today announced that it intends to restate its previously reported revenues and cost of revenues, but not its previously reported gross profit, operating income, net income (loss) or earnings (loss) per share, for the year ended 2002 and the nine months ended September 30, 2003, including for their respective interim periods. Specifically, the Company's management identified and determined that reported revenues and cost of revenues during these periods were materially overstated as a result of an accounting error attributable to the failure to eliminate certain intra-company accounts. The restatements will not change reported gross profit, operating income, net income (loss) or earnings
(loss) per share for the affected periods. The Company's previously issued statements of operations for the year ended 2002 and the nine months ended September 30, 2003, including for their respective interim periods, should not be relied upon as to the revenues and costs of revenues reported in such statements as a result of these accounting errors.

The Company has notified both its external auditors and the Securities and Exchange Commission of this accounting error.

Following the completion of the Company's 2003 audit, including the external auditors' examination of revenues and cost of revenues for periods prior to 2002 (as to which the Company's management believes that any overstatement of revenues or cost of revenues is immaterial and as to which, again, there would be no change in reported gross profit, operating income, net income (loss) or earnings (loss) per share), the Company will file its Annual Report on Form 10-K reflecting the correction of the errors for appropriate periods and, if required, will amend previously filed reports with the SEC as soon as practicable.

Previously reported revenues for the year ended 2002 and the nine months ended September 30, 2003, of $50,313,000 and $29,270,000, respectively, are expected to be restated to approximately $46,448,000 and $24,790,000, respectively; and previously reported cost of revenues for the year ended 2002 and the nine months ended September 30, 2003, of $44,673,000 and $27,242,000, respectively, are expected to be restated to approximately $40,808,000 and $22,762,000, respectively. As a result of these restatements, gross profit percentage is expected to increase for the year ended 2002 and the nine months ended September 30, 2003, from 11.2% and 6.9%, respectively, to approximately 12.1% and 8.2%, respectively.

In addition, with the oversight of the Audit Committee, the Company is undertaking an initiative to improve its financial reporting system.

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Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should","will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year-end audit and further internal review of the Company's historical financial statements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

About KSW

KSW, Inc., through its wholly-owned subsidiary, KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning (HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as Trade Manager on larger construction projects, such as the New York Presbyterian Children's Hospital and Long Island Jewish Medical Center.


Contact:
KSW, Inc.
James F. Oliviero
718-340-1409






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